Exhibit 3.4

AMENDED AND RESTATED BY-LAWS
-OF-
INTEGRATED TECHNOLOGY USA, INC.
(a Delaware corporation hereinafter called the "Corporation")

Adopted                              , 1996

ARTICLE I
Offices

SECTION 1.01. Offices. The Corporation may have offices both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II
Meetings of Stockholders

SECTION 2.01. Place of Meetings. Meetings of stockholders may be held at any place, either within or without the State of Delaware, designated by the Board of Directors.

SECTION 2.02. Annual Meeting. The annual meeting of stockholders for election of directors shall be held on such date and at such time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

SECTION 2.03. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary.

SECTION 2.04. Quorum. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation.

SECTION 2.05. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 2.06. Conduct of Meetings. The Board of Directors may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
Directors

SECTION 3.01. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be ten or such other number as shall be set by the Board of Directors from time to time. No reduction in the number of directors constituting the entire Board of Directors shall have the effect of removing any director before that director's term of office expires.

SECTION 3.02. Term of Office. Each director, including a director elected to fill a vacancy, shall hold office until such director's successor is elected and qualified or the earlier resignation or removal of such director.

SECTION 3.03 Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any director. Notice of the time and place of special meetings shall be delivered to each director either (i) personally (either orally or in writing), (ii) by telephone, (iii) by telex, telecopy or other facsimile transmission, or (iv) by first-class mail, postage prepaid, addressed to a director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four days before the time of the holding of the meeting (ten days in the case of a director whose address as shown on the records of the Corporation is outside of the United State of America). If the notice to a director is delivered in any other manner it shall be delivered (which shall for this purpose mean received by the director) at least 48 hours before the time of the holding of the meeting.

SECTION 3.04. Quorum. At all meetings of the Board of Directors, a majority of the entire Board shall be necessary and sufficient to constitute a quorum for the transaction of business.

SECTION 3.03. Meetings by Conference Telephone or Similar Device. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 3.04. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in the absence of the foregoing persons by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

SECTION 3.05. Board Action by Written Consent Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the board or committee. Written consents representing actions taken by the board or committee may be executed by telex, telecopy or other facsimile transmission, and such facsimile shall be valid and binding to the same extent as if it were an original.

ARTICLE IV
Officers

SECTION 4.01. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. The Board of Directors, in its discretion, may also choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Chairman and Vice Chairman of the Board of Directors, in such capacity, shall not be considered officers of the Corporation. Each such officer shall hold office until his resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

SECTION 4.02. Powers and Duties of Executive Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. Without limiting the foregoing, the Secretary shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

ARTICLE V
Miscellaneous

SECTION 5.1. Waivers of Notice. Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, and, in the case of a waiver of notice of a meeting, whether or not the business to be transacted at or the purposes of such meeting is set forth in such waiver, shall be deemed equivalent thereto. The attendance of any person at any meeting, in person or, in the case of the meeting of stockholders, by proxy, shall constitute a waiver of notice of such meeting except where such person attends such meeting for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the grounds that such meeting is not duly called or convened.

SECTION 5.2. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

SECTION 5.3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved from time to time by the Board of Directors.

SECTION 5.4. Entire Board. As used in these bylaws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.